Exhibit 99.1

Granite Reports Third Quarter 2014 Results

  Third quarter 2014 net income increases 17.2 percent year-over-year to $15.3 million
  Third quarter 2014 revenues of $719.8 million, down 2.7 percent year-over-year
  Construction Materials segment key driver of 19.4 percent year-over-year increase in third quarter 2014 gross profit to $66.7 million
  Third quarter 2014 gross profit margin of 9.3 percent – up more than 170 basis points year-over-year
  Record total company backlog of $3.0 billion as of September 30, 2014

WATSONVILLE, Calif.--(BUSINESS WIRE)--November 3, 2014--Granite Construction Incorporated (NYSE: GVA) today reported net income of $15.3 million for the quarter ended September 30, 2014, compared to revised1 net income of $13.0 million in the third quarter of 2013. Diluted earnings per share in the quarter were $0.38 compared to $0.33 in the prior-year period.

“We are encouraged with overall margin improvement in the business, driven by a continued rebound in our Construction Materials business,” said James H. Roberts, President and CEO of Granite Construction Incorporated.

“As we have discussed over the past few years, our materials business acts as a leading indicator of changes in the overall economic environment. This positive change is encouraging not only for our materials business, but it also reflects increased opportunities for our other business lines,” Roberts said.

Third Quarter 2014 Results

Total Company

  Revenue for the third quarter of 2014 decreased 2.7 percent to $719.8 million compared with $739.8 million last year.
  Gross profit margin in the third quarter was 9.3 percent compared with 7.6 percent in 2013, driven primarily by improved performance in the Large Project Construction and Construction Materials segments.
  Third quarter 2014 profit performance was impacted by projects which have not reached profit recognition, coupled with outstanding claims and unsigned change orders.
  Selling, general and administrative expenses for the third quarter increased $1.9 million from 2013, to $47.4 million, driven by the timing of pre-bid costs and investment in our Continuous Improvement initiative.
  Total company backlog was $3.0 billion at the end of the third quarter, up from $2.8 billion last year. This total does not include the recently announced successful bid on the Pennsylvania Rapid Bridge Replacement Project, which is expected to add about $360 million to backlog in the fourth quarter.
  Balance sheet remains strong with $269.3 million in cash and marketable securities.

Construction

  Construction segment revenue decreased 5.0 percent to $447.1 million, compared with $470.6 million last year. The decrease is attributable to lower volume in a number of Western markets, outstanding claims and unsigned change orders, and timing of new work in our power business.
  Gross profit margin for the quarter increased slightly to 10.9%, driven by solid performance by our power and underground businesses, and offset by continued competitive markets in the West.

Large Project Construction

  Large Project Construction segment revenue decreased 3.5 percent to $179.4 million, compared with $186.0 million last year, due primarily to job progression. Revenue in the quarter was impacted by delayed project awards, and several claims involving revenue resolution issues.
  Gross profit margin for the quarter was 3.2 percent, an improvement of more than 430 basis points from a loss in 2013. The improvement was driven by project execution, which was offset by outstanding claims and unsigned change orders and the continued impact from projects generating revenue from contracts with deferred profit.

Construction Materials

  Construction Materials revenue increased 12.1 percent to $93.2 million, compared with $83.2 million last year. The revenue increase was attributable to improved volumes related to private sector activity and mixed trends in public markets.
  Gross profit margin for the quarter was 13.1 percent, compared with 8.8 percent in 2013. Gross profit performance was driven by improved volumes and pricing, along with operational efficiencies.

Outlook and Guidance

“A new long-term highway bill is essential to ensure longer term funding can meet the increasing demand for critical infrastructure projects across the country. We recently experienced delays in project awards and lettings. The delays were an unanticipated headwind in 2014, and will result in a benefit to our business in 2015, highlighting how swiftly current federal funding uncertainty impacts the timing of public sector work,” Roberts continued.

The Company’s 2014 guidance has been updated:

Granite continues to expect improved gross profit in 2014 and consolidated EBITDA2 margin of 5 percent to 7 percent. Consolidated revenues for 2014 are expected to finish at the bottom of the previously announced $2.4 to $2.8 billion range.

“Across the country, our business units are extremely busy executing on our record backlog,” Roberts said. “We are focused on leveraging this momentum as we look to finish strongly in 2014. This late-year activity, coupled with opportunities for resolution of outstanding issues, provides us with an opportunity for strong performance in the fourth quarter and in early 2015.”

(1)	Please refer to the description of fiscal year 2013 revisions in the Granite Construction Incorporated Quarterly Report on Form 10-Q.
(2)	Please refer to the description and non-GAAP reconciliation in the attached tables.

Conference Call

Granite will conduct a conference call today, Monday, November 3, 2014, at 8 a.m. Pacific Time/11 a.m. Eastern Time to discuss the results of the quarter ended September 30, 2014. Access to a live audio webcast is available at http://investor.graniteconstruction.com/index.cfm. The live conference call may be accessed by calling (877) 643-7158; international callers may dial (914) 495-8565. The conference ID for the live call is 23663263. The call will be recorded and available for replay approximately two hours after the live audio webcast through November 11, 2014 by calling (855) 859-2056. The conference ID for the replay is also 23663263; international callers may dial (404) 537-3406.

About Granite

Through its offices and subsidiaries nationwide, Granite Construction Incorporated (NYSE: GVA) is one of the nation’s leading infrastructure contractors and construction materials producers. Recognized as one of the top 25 largest construction companies in the U.S., Granite specializes in complex infrastructure projects, including transportation, industrial and federal contracting, and is a proven leader in alternative procurement project delivery. Granite is an award-winning firm in safety, quality and environmental stewardship, and has been honored as one of the World’s Most Ethical Companies by Ethisphere Institute for five years in a row. For more information, visit www.graniteconstruction.com. Granite is listed on the New York Stock Exchange and is part of the S&P MidCap 400 Index, the MSCI KLD 400 Social Index and the Russell 2000 Index. For more information, please visit our investor relations website at investor.graniteconstruction.com.

Forward-looking Statements

Any statements contained in this news release that are not based on historical facts, including statements regarding future events, occurrences, circumstances, activities, performance, outcomes and results, constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are identified by words such as “future,” “outlook,” “assumes,” “believes,” “expects,” “estimates,” “anticipates,” “intends,” “plans,” “appears,” “may,” “will,” “should,” “could,” “would,” “continue,” and the negatives thereof or other comparable terminology or by the context in which they are made. These forward-looking statements are estimates reflecting the best judgment of senior management and reflect our current expectations regarding future events, occurrences, circumstances, activities, performance, outcomes and results. These expectations may or may not be realized. Some of these expectations may be based on beliefs, assumptions or estimates that may prove to be incorrect. In addition, our business and operations involve numerous risks and uncertainties, many of which are beyond our control, which could result in our expectations not being realized or otherwise materially affect our business, financial condition, results of operations, cash flows and liquidity. Such risks and uncertainties include, but are not limited to, those described in greater detail in our filings with the Securities and Exchange Commission, particularly those specifically described in our Annual Report on Form 10-K and quarterly reports on Form 10-Q.

Due to the inherent risks and uncertainties associated with our forward-looking statements, the reader is cautioned not to place undue reliance on them. The reader is also cautioned that the forward-looking statements contained herein speak only as of the date of this news release and, except as required by law; we undertake no obligation to revise or update any forward-looking statements for any reason.

GRANITE CONSTRUCTION INCORPORATED
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited - in thousands, except share and per share data)

	September 30,	December 31,	September 30,
	2014	2013	2013
			As Revised
ASSETS
Current assets
Cash and cash equivalents	$167,174	$229,121	$212,463
Short-term marketable securities	27,950	49,968	22,892
Receivables, net	417,628	313,598	422,609
Costs and estimated earnings in excess of billings	62,823	33,306	40,837
Inventories	74,605	62,474	61,667
Real estate held for development and sale	11,773	12,478	50,250
Deferred income taxes	55,874	55,874	36,687
Equity in construction joint ventures	181,259	162,673	161,063
Other current assets	21,743	30,711	32,836
Total current assets	1,020,829	950,203	1,041,304
Property and equipment, net	424,272	436,859	458,024
Long-term marketable securities	74,140	67,234	64,014
Investments in affiliates	34,177	32,480	31,338
Goodwill	53,799	53,799	53,799
Other noncurrent assets	75,826	76,580	78,655
Total assets	$1,683,043	$1,617,155	$1,727,134
LIABILITIES AND EQUITY
Current liabilities
Current maturities of long-term debt	$21	$21	$20
Current maturities of non-recourse debt	1,226	1,226	2,147
Accounts payable	205,493	160,706	198,282
Billings in excess of costs and estimated earnings	115,809	138,375	146,343
Accrued expenses and other current liabilities	221,618	197,242	219,169
Total current liabilities	544,167	497,570	565,961
Long-term debt	270,127	270,127	270,148
Long-term non-recourse debt	5,822	6,741	7,048
Other long-term liabilities	45,887	48,580	46,474
Deferred income taxes	9,977	7,793	7,988
Equity
Preferred stock, $0.01 par value, authorized 3,000,000 shares, none outstanding	—	—	—
Common stock, $0.01 par value, authorized 150,000,000 shares; issued and outstanding 39,152,255 shares as of September 30, 2014, 38,917,728 shares as of December 31, 2013 and 38,878,194 shares as of September 30, 2013	391	389	388
Additional paid-in capital	132,396	126,449	123,681
Retained earnings	648,017	655,102	689,181
Total Granite Construction Incorporated shareholders’ equity	780,804	781,940	813,250
Non-controlling interests	26,259	4,404	16,265
Total equity	807,063	786,344	829,515
Total liabilities and equity	$1,683,043	$1,617,155	$1,727,134

GRANITE CONSTRUCTION INCORPORATED
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited - in thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013 As Revised	2014	2013 As Revised
Revenue
Construction	$447,097	$470,567	$873,357	$956,287
Large Project Construction	179,446	185,997	611,110	539,268
Construction Materials	93,214	83,172	200,985	173,107
Real Estate	7	16	29	141
Total revenue	719,764	739,752	1,685,481	1,668,803
Cost of revenue
Construction	398,295	419,848	790,584	868,298
Large Project Construction	173,767	188,160	538,846	497,139
Construction Materials	81,010	75,884	185,536	167,839
Real Estate	—	—	—	14
Total cost of revenue	653,072	683,892	1,514,966	1,533,290
Gross profit	66,692	55,860	170,515	135,513
Selling, general and administrative expenses	47,386	45,527	147,731	149,477
Gain on sales of property and equipment	3,004	3,259	6,891	7,653
Operating income (loss)	22,310	13,592	29,675	(6,311)
Other income (expense)
Interest income	451	602	1,343	1,111
Interest expense	(2,488)	(3,736)	(10,426)	(11,082)
Equity in income of affiliates	1,109	(2)	2,310	273
Other (expense) income, net	(1,196)	1,022	450	1,630
Total other expense	(2,124)	(2,114)	(6,323)	(8,068)
Income (loss) before provision for (benefit from) income taxes	20,186	11,478	23,352	(14,379)
Provision for (benefit from) income taxes	6,081	4,946	8,301	(2,867)
Net income (loss)	14,105	6,532	15,051	(11,512)
Amount attributable to non-controlling interests	1,177	6,505	(6,681)	3,986
Net income (loss) attributable to Granite Construction Incorporated	$15,282	$13,037	$8,370	$(7,526)

Net income (loss) per share attributable to common shareholders:
Basic	$0.39	$0.34	$0.21	$(0.19)
Diluted	$0.38	$0.33	$0.21	$(0.19)
Weighted average shares of common stock:
Basic	39,150	38,876	39,073	38,773
Diluted	39,813	39,759	39,790	38,773

GRANITE CONSTRUCTION INCORPORATED
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited - in thousands)

Nine Months Ended September 30,	2014	2013 As Revised
Operating activities
Net income (loss)	$15,051	$(11,512)
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Depreciation, depletion and amortization	49,968	54,788
Gain on sales of property and equipment	(6,891)	(7,653)
Stock-based compensation	8,933	10,645
Equity in net income from unconsolidated joint ventures	(27,001)	(51,826)
Contributions to unconsolidated construction joint ventures	(24,797)	(28,514)
Distributions from unconsolidated construction joint ventures	46,991	68,033
Changes in assets and liabilities	(109,087)	(98,476)
Net cash used in operating activities	(46,833)	(64,515)
Investing activities
Purchases of marketable securities	(49,975)	(34,957)
Maturities of marketable securities	40,000	57,000
Proceeds from sale of marketable securities	25,000	5,000
Purchases of property and equipment	(37,471)	(30,467)
Proceeds from sales of property and equipment	12,257	18,431
Payment of Kenny post-closing adjustments	—	(8,382)
Other investing activities, net	(1,109)	1,088
Net cash (used in) provided by investing activities	(11,298)	7,713
Financing activities
Long-term debt principal payments	(919)	(10,900)
Cash dividends paid	(15,229)	(15,150)
Purchase of common stock	(4,751)	(5,457)
Contributions from non-controlling partners	15,842	6,007
Distributions to non-controlling partners	(686)	(28,015)
Other financing activities, net	1,927	790
Net cash used in financing activities	(3,816)	(52,725)
Decrease in cash and cash equivalents	(61,947)	(109,527)
Cash and cash equivalents at beginning of period	229,121	321,990
Cash and cash equivalents at end of period	$167,174	$212,463

GRANITE CONSTRUCTION INCORPORATED
Business Segment Information
(Unaudited - dollars in thousands)

	Three Months Ended September 30,				Nine Months Ended September 30,
	Construction	Large Project Construction	Construction Materials	Real Estate	Construction	Large Project Construction	Construction Materials	Real Estate

2014
Revenue	$447,097	$179,446	$93,214	$7	$873,357	$611,110	$200,985	$29
Gross profit	48,802	5,679	12,204	7	82,773	72,264	15,449	29
Gross profit as a percent of revenue	10.9%	3.2%	13.1%	100.0%	9.5%	11.8%	7.7%	100.0%

2013 As Revised
Revenue	$470,567	$185,997	$83,172	$16	$956,287	$539,268	$173,107	$141
Gross profit (loss)	50,719	(2,163)	7,288	16	87,989	42,129	5,268	127
Gross profit (loss) as a percent of revenue	10.8%	(1.2)%	8.8%	100.0%	9.2%	7.8%	3.0%	90.1%

GRANITE CONSTRUCTION INCORPORATED
Contract Backlog by Segment
(Unaudited - dollars in thousands)

Contract Backlog by Segment	September 30, 2014		June 30, 2014		September 30, 2013

Construction	$817,365	27.5%	$974,986	38.1%	$705,839	25.6%
Large Project Construction	2,154,289	72.5%	1,586,879	61.9%	2,049,003	74.4%

Total	$2,971,654	100.0%	$2,561,865	100.0%	$2,754,842	100.0%

GRANITE CONSTRUCTION INCORPORATED
EBITDA(1)
(Unaudited - dollars in thousands)

	Three Months Ended September 30,	Nine Months Ended September 30,
	2014
Net income attributable to Granite Construction Incorporated	$15,282	$8,370
Depreciation, depletion and amortization expense(2)	18,090	49,968
Provision for income taxes	6,081	8,301
Interest expense, net of interest income	2,037	9,083
EBITDA(1)	$41,490	$75,722
Consolidated EBITDA Margin	5.8%	4.5%
Note:
(1)We define EBITDA as GAAP net income (loss) attributable to Granite Construction Incorporated, adjusted for interest, taxes, depreciation, depletion and amortization. We believe this non-GAAP financial measure and the associated margin are useful in evaluating operating performance and are regularly used by security analysts, institutional investors and other interested parties in reviewing the Company. However, the reader is cautioned that any non-GAAP financial measures provided by the Company are provided in addition to, and not as alternatives for, the Company's reported results prepared in accordance with GAAP. The methods used by the Company to calculate its non-GAAP financial measures may differ significantly from methods used by other companies to compute similar measures. As a result, any non-GAAP financial measures provided by the Company may not be comparable to similar measures provided by other companies.

(2)Amount includes the sum of depreciation, depletion and amortization which are classified as Cost of Revenue and Selling, General and Administrative expenses in the condensed consolidated statements of operations of Granite Construction Incorporated.

CONTACT:
Granite Construction Incorporated
Ron Botoff, 831-728-7532